                                 FORM OF PROXY

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                           141 West Jackson Boulevard
                            Chicago, Illinois 60604

                      Solicited by the Board of Directors

   In connection with the restructuring transactions described in the proxy statement and prospectus (the "Proxy Statement and Prospectus") accompanying this proxy, the undersigned hereby appoints Paul J. Draths, Terry Livingston, and Carol A. Burke and each of them, proxies, with full power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the membership of the Board of Trade of the City of Chicago, Inc., a nonstock, not-for-profit corporation (the "CBOT"), which the
undersigned is entitled to vote as of          , 2001 (the "Record Date"), at
the special meeting of the membership to be held on          , 2001 and any
adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of the CBOT upon such other business as may properly come before the special meeting of the membership.

                         THE RESTRUCTURING TRANSACTIONS

              THE BOARD OF DIRECTORS OF THE CBOT RECOMMENDS A VOTE

                      "FOR" PROPOSITIONS 1, 2 AND 3.

   (1) Approve and adopt the Amended and Restated Certificate of Incorporation of the CBOT, which will facilitate the demutualization of the CBOT and modernize certain aspects of its corporate governance structure, as described in the Proxy Statement and Prospectus.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

   (2) Approve and adopt the Amended and Restated Bylaws of the CBOT, which will modernize certain other aspects of the CBOT's corporate governance structure, as described in the Proxy Statement and Prospectus.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

   (3) Approve all other matters relating to the restructuring transactions, including, among other things, the reorganization of the CBOT's electronic trading business, in each case, as described in the Proxy Statement and Prospectus.
                      [_] FOR   [_] AGAINST   [_] ABSTAIN

ALTHOUGH YOU ARE BEING ASKED TO APPROVE EACH OF THESE THREE PROPOSITIONS SEPARATELY, EACH OF THESE PROPOSITIONS IS RELATED TO, AND EXPRESSLY CONDITIONED UPON THE APPROVAL OF, THE OTHER PROPOSITIONS. THIS MEANS THAT THE CBOT WILL NOT TAKE ANY ONE OR MORE OF THESE ACTIONS RELATING TO THE RESTRUCTURING TRANSACTIONS WITHOUT TAKING ALL THREE ACTIONS. ACCORDINGLY, UNLESS ALL THREE OF THE ABOVE PROPOSITIONS RELATING TO THE RESTRUCTURING TRANSACTIONS ARE APPROVED BY THE REQUISITE VOTE OF THE MEMBERS AS DESCRIBED IN THE PROXY STATEMENT AND PROSPECTUS, THE RESTRUCTURING TRANSACTIONS WILL NOT HAVE BEEN APPROVED BY THE MEMBERS AND, ACCORDINGLY, WILL NOT BE COMPLETED.

-------------------------------------     -------------------------------------
Date                                      Signature

-------------------------------------
Print Name Here

   By executing this card the undersigned hereby revokes any and all prior proxies and hereby affirms that, as of the Record Date, the undersigned had the power to deliver a proxy with respect to the applicable membership.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY BALLOT PROMPTLY